Exhibit 99.1

Media Contact: Tom Shiel

24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Nov. 5, 2015

Duke Energy reports third quarter 2015 financial results

•	Third quarter 2015 adjusted diluted earnings per share (EPS) were $1.47, compared to $1.40 for the third quarter of 2014

•	Reported diluted EPS of $1.35 for third quarter 2015, compared to $1.80 for the third quarter of 2014

•	Company narrows its 2015 adjusted diluted earnings guidance range from $4.55 to $4.75 per share to $4.55 to $4.65 per share

CHARLOTTE, N.C. – Duke Energy today announced third quarter 2015 adjusted diluted EPS of $1.47, compared to $1.40 for the third quarter of 2014. Third quarter 2015 reported EPS was $1.35, compared to $1.80 for the same period last year.

Earnings for the third quarter of 2015 were higher than the prior year quarterly results, primarily due to warmer weather compared to the previous year. The company also experienced strong growth in the Regulated Utilities business, including the impact of the recently completed North Carolina Eastern Municipal Power Agency (NCEMPA) acquisition.

During 2015, the company has been able to offset weakness in the International business with favorable weather, solid operational performance in the regulated business, and benefits from closing certain strategic initiatives earlier than anticipated. The company has narrowed its 2015 adjusted diluted earnings guidance range from $4.55 to $4.75 per share to $4.55 to $4.65 per share.

“I am pleased with our overall operational and financial performance to date in 2015,” said Lynn Good, president and CEO. “We are on-track to achieve our financial objectives for the year and our regulated generation fleet continues to reliably meet customer needs.

“Additionally, we are taking significant steps to grow our low-risk regulated business mix as highlighted by last week’s announced acquisition of Piedmont Natural Gas, which provides us with additional capabilities and growth potential around natural gas infrastructure,” Good added.

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Business unit results

In addition to the summary business unit discussion below, a comprehensive table of quarterly and year-to-date adjusted earnings per share drivers by segment compared to the prior year is provided on pages 16 and 17.

The discussion below of third quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 25 through 28 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized third quarter 2015 adjusted segment income of $965 million, compared to $920 million in the third quarter 2014, an increase of 7 cents per share, excluding the benefit of the $1.5 billion accelerated stock repurchase program that was completed in June.

Higher quarterly results at Regulated Utilities were primarily driven by:

•	Favorable weather (+$0.09 per share) driven by warmer temperatures in the Carolinas. This was the first above normal summer weather experienced since 2012.

•	Higher revenues from increased pricing and riders (+$0.07 per share) due to increased energy efficiency programs and prior year true-ups that did not recur

•	Increased wholesale net margins (+$0.05 per share) resulting from growth in contracted amounts and earnings from the long-term wholesale contract associated with the recent NCEMPA asset purchase

These favorable drivers were partially offset by:

•	Higher O&M expense (-$0.06 per share) due to the timing of planned work, increased costs related to the recent NCEMPA asset purchase and storm costs

•	Higher effective tax rate (-$0.04 per share) primarily due to additional deductions in the prior year

On a year-to-date basis, Regulated Utilities recognized adjusted segment income of $2,371 million, compared to $2,346 million for the same period last year, an increase of 3 cents per share, excluding the benefit of the accelerated stock repurchase program.

Higher year-to-date results at Regulated Utilities were primarily driven by:

•	Higher revenues from increased pricing and riders (+$0.14 per share) due to increased energy efficiency programs and prior year true-ups that did not recur, partially offset by a regulatory order in Ohio related to energy efficiency (-$0.03 per share)

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•	Favorable weather (+$0.11 per share) across Duke Energy’s service territories

•	Increased wholesale net margins (+$0.12 per share) due to growth in contracted amounts and earnings from the long-term wholesale contract associated with the recent NCEMPA asset purchase

•	Higher AFUDC equity (+$0.03 per share) due to increased capital spending

•	Higher weather-normal retail volumes (+$0.03 per share) of 0.4 percent compared to 2014

These favorable drivers were partially offset by:

•	Higher O&M expense (-$0.19 per share) due to timing of planned outages, increased costs related to the recent NCEMPA asset purchase and nuclear outage cost levelization. These costs were partially offset by lower storm costs.

•	Higher effective tax rate (-$0.08 per share) primarily due to a favorable prior year state tax settlement and additional deductions in the prior year

•	Higher depreciation and amortization expense (-$0.04 per share) primarily resulting from additional plant in-service

International Energy

International Energy recognized third quarter 2015 adjusted segment income of $69 million, compared to $80 million in the third quarter 2014, a decrease of 2 cents per share, excluding the benefit of the accelerated stock repurchase program.

Lower quarterly results at International Energy were primarily driven by:

•	Lower results in Latin America (-$0.01 per share) principally driven by unfavorable foreign exchange rates and an asset impairment in Ecuador. These drivers were partially offset by lower purchased power costs in Brazil.

•	Lower margins at National Methanol (-$0.01 per share) due to lower MTBE prices

On a year-to-date basis, International Energy recognized adjusted segment income of $157 million, compared to $356 million for the same period in 2014, a decrease of 29 cents per share, excluding the benefit of the accelerated stock repurchase program.

Lower year-to-date earnings at International Energy were driven by:

•	Weaker results in Latin America (-$0.25 per share) primarily due to lower sales volumes and higher purchased power costs resulting from ongoing drought conditions and decreased demand in Brazil, a prior-year tax benefit in Chile, unfavorable foreign currency exchange rates, and an asset impairment in Ecuador

•	Lower margins at National Methanol (-$0.04 per share) largely driven by lower MTBE and methanol prices

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Commercial Portfolio

Subsequent to the sale of its nonregulated Midwest Commercial Generation Business to Dynegy Inc. in April, Commercial Portfolio (formerly Commercial Power) includes Duke Energy’s unregulated renewable assets as well as its commercial electric and gas transmission investments.

Commercial Portfolio recognized a third quarter 2015 adjusted segment loss of $4 million, compared to income of $51 million in the third quarter 2014, a decrease of 8 cents per share. The decline in Commercial Portfolio’s quarterly earnings was primarily due to the sale of the Midwest Generation business to Dynegy, which was completed in April 2015.

On a year-to-date basis, Commercial Portfolio recognized adjusted segment income of $99 million, compared to $77 million in the comparable year-to-date period of 2014, an increase of 3 cents per share.

Commercial Portfolio’s higher year-to-date earnings were driven by higher results from the Midwest Generation fleet (+$0.06 per share), which was sold in April 2015, partially offset by lower earnings from the renewables fleet (-$0.01 per share) resulting from lower wind resources during 2015.

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized a third quarter 2015 adjusted net expense of $19 million, compared to net expense of $58 million in the third quarter 2014, an improvement of 6 cents per share, excluding the impact of the accelerated stock repurchase program. Other’s quarterly results were primarily driven by a prior year tax charge and quarterly tax levelization, including the recognition of renewable tax credits.

On a year-to-date basis, Other recognized adjusted net expense of $77 million, compared to $171 million in the comparable period of 2014, an improvement of 14 cents per share, excluding the impact of the accelerated stock repurchase program. Other’s year-to-date results were primarily driven by favorable tax resolution, a prior year tax charge and quarterly tax levelization, including the recognition of renewable tax credits.

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The consolidated adjusted effective tax rate for third quarter 2015 was 31 percent, compared to 34 percent in the third quarter of 2014. On a year-to-date basis, the consolidated adjusted effective tax rate was 32 percent, consistent with the prior year. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 29 and 30 present a reconciliation of reported effective tax rate to adjusted effective tax rate.

Accelerated stock repurchase program

In connection with the transaction to sell the Midwest Generation business to Dynegy for $2.8 billion, which closed on April 2, 2015, Duke Energy completed a $1.5 billion accelerated stock repurchase program (ASR). The program resulted in share retirements of approximately 19.8 million, providing a benefit to the third quarter 2015 and year-to-date results of approximately 4 cents per share and 6 cents per share, respectively.

As a result of the ASR, weighted-average shares of Duke Energy common stock outstanding in 2015 are expected to be approximately 695 million.

Earnings conference call for analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The conference call will be webcast live through the investor relations page of Duke Energy’s website at www.duke-energy.com/investors. In order to expedite access to the call, participants can register in advance through the webcast event link included on the company’s investor relations website. A replay of the webcast will be accessible through the company’s Investor Relations website and mobile app.

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Special items and non-GAAP reconciliation

Special items affecting Duke Energy’s quarterly adjusted diluted EPS results in 2015 and 2014 include:

(In millions, except per-share amounts)	After-Tax Amount	3Q2015 EPS Impact	3Q2014 EPS Impact
Third Quarter 2015
• Costs to achieve, Progress Energy merger	$(15)	$(0.02)
• Edwardsport settlement	$(56)	$(0.08)
• Ash basin settlement	$(4)	$(0.01)
• Discontinued operations	$(5)	$(0.01)
Third Quarter 2014
• Costs to achieve, Progress Energy merger	$(35)		$(0.05)
• Asset sales	$9		$0.01
• Discontinued operations (1)(2)	$307		$0.44

Total diluted EPS impact		$(0.12)	$0.40

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest Generation business.

(2)	Represents reported discontinued operations of (+$0.55) per diluted share less the Midwest generation operations results classified as discontinued operations of (+$0.11) per diluted share. Midwest generation operations are treated as a special item and reflected in adjusted diluted EPS.

Reconciliation of reported to adjusted diluted EPS for the quarter:

	3Q2015 EPS	3Q2014 EPS
Diluted EPS, as reported	$1.35	$1.80
Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$0.12	$(0.40)

Diluted EPS, adjusted	$1.47	$1.40

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations net of income (loss) attributable to non-controlling interests, adjusted for the dollar and per-share impact of mark-to-market impacts of economic hedges in the Commercial Portfolio segment and special items including the operating results of the Midwest Generation business (Disposal Group) classified as discontinued operations for GAAP purposes. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Operating results of the Disposal Group sold to Dynegy are reported as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating

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results of the Disposal Group reported as discontinued operations better reflects its financial performance and therefore has included these results in adjusted earnings and adjusted diluted EPS prior to the sale of the Disposal Group. Additionally, as a result of completing the sale of the Disposal Group during the second quarter of 2015, state income tax expense increased as state income tax apportionments changed. The additional tax expense was recognized in Continuing Operations on a GAAP basis. This impact to state income taxes has been reflected in Discontinued Operations in the Commercial Portfolio segment for adjusted diluted EPS purposes as management believes these impacts are incidental to the sale of the Disposal Group. Derivative contracts are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Portfolio segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for the mark-to-market impacts of economic hedges in the Commercial Portfolio segment and special items,

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including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Portfolio segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Portfolio segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with approximately $120 billion in total assets. Its regulated utility operations serve approximately 7.3 million electric customers located in six states in the Southeast and Midwest. Its Commercial Portfolio and International business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those

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indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and compliance with current regulations and any future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of

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counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest prospective undistributed earnings of foreign subsidiaries or repatriate such earnings on a tax-efficient basis; the expected timing and likelihood of completion of the proposed acquisition of Piedmont, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, as well as the ability to successfully integrate the businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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September 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2015	2014	2015	2014
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.36	$1.25	$3.31	$3.33
Diluted	$1.36	$1.25	$3.31	$3.33
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$(0.01)	$0.55	$0.05	$(0.81)
Diluted	$(0.01)	$0.55	$0.05	$(0.81)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.35	$1.80	$3.36	$2.52
Diluted	$1.35	$1.80	$3.36	$2.52
Weighted-average shares outstanding
Basic	688	707	696	707
Diluted	688	707	696	707

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities(a)	$905	$920	$2,311	$2,346
International Energy	69	80	157	356
Commercial Portfolio(b)(c)	(3)	(17)	(35)	(70)

Total Reportable Segment Income	971	983	2,433	2,632
Other Net Expense(d)(e)	(34)	(92)	(119)	(269)
Intercompany Eliminations	—	(3)	(4)	(7)
(Loss) Income from Discontinued Operations, net of tax(f)	(5)	386	29	(570)

Net Income Attributable to Duke Energy Corporation	$932	$1,274	$2,339	$1,786

CAPITALIZATION
Total Common Equity			48%	50%
Total Debt			52%	50%

Total Debt			$42,622	$41,645
Book Value Per Share			$57.92	$58.61
Actual Shares Outstanding			688	707

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities(g)	$2,539	$1,182	$5,212	$3,357
International Energy	14	15	33	40
Commercial Portfolio	374	156	757	324
Other	52	29	166	115

Total Capital and Investment Expenditures	$2,979	$1,382	$6,168	$3,836

(a)	Includes a charge of $56 million related to the Edwardsport settlement for the three and nine months ended September 30, 2015 (net of tax of $34 million).
(b)	Includes a tax charge of $41 million resulting from the completion of the sale of the nonregulated Midwest generation business for the nine months ended September 30, 2015.
(c)	Includes an impairment charge of $59 million for the nine months ended September 30, 2014, related to OVEC (net of tax of $35 million).
(d)	Includes costs to achieve the Progress merger of $15 million for the three months ended September 30, 2015 (net of tax of $9 million) and $42 million for the nine months ended September 30, 2015 (net of tax of $25 million).
(e)	Includes costs to achieve the Progress merger of $35 million for the three months ended September 30, 2014 (net of tax of $21 million) and $107 million for the nine months ended September 30, 2014 (net of tax of $65 million).
(f)	Includes the impact of a settlement agreement related to the nonregulated Midwest generation business of $53 million for the nine months ended September 30, 2015 (net of tax of $28 million).
(g)	Includes $1.25 billion related to the NCEMPA acquisition for the three and nine months ended September 30, 2015.

September 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except for GWh and MW amounts)	2015	2014	2015	2014
REGULATED UTILITIES
Operating Revenues	$6,147	$5,986	$17,090	$17,074
Operating Expenses(a)	4,481	4,361	12,789	12,807
Gains on Sales of Other Assets, net	1	1	10	2

Operating Income	1,667	1,626	4,311	4,269
Other Income and Expenses	56	75	187	206
Interest Expense	280	271	829	816

Income Before Income Taxes	1,443	1,430	3,669	3,659
Income Tax Expense(b)	538	510	1,358	1,313

Segment Income	$905	$920	$2,311	$2,346

Depreciation and Amortization	$691	$710	$2,096	$2,075

Duke Energy Carolinas GWh sales	23,737	22,821	67,511	67,350
Duke Energy Progress GWh sales	18,283	16,540	50,000	47,394
Duke Energy Florida GWh sales	11,513	11,550	30,788	30,051
Duke Energy Ohio GWh sales	6,698	6,465	19,698	18,768
Duke Energy Indiana GWh sales	8,784	8,224	25,217	25,553

Total GWh sales	69,015	65,600	193,214	189,116

Net Proportional MW Capacity in Operation			50,033	49,471

INTERNATIONAL ENERGY
Operating Revenues	$281	$366	$841	$1,111
Operating Expenses	200	275	639	760
Gains (Losses) on Sales of Other Assets, net	—	2	(1)	7

Operating Income	81	93	201	358
Other Income and Expenses	24	43	69	152
Interest Expense	21	25	66	71

Income Before Income Taxes	84	111	204	439
Income Tax Expense	14	29	44	74
Less: Income Attributable to Noncontrolling Interests	1	2	3	9

Segment Income	$69	$80	$157	$356

Depreciation and Amortization	$23	$23	$69	$74

Sales, GWh	4,590	4,292	13,580	13,814
Proportional MW Capacity in Operation			4,333	4,358

COMMERCIAL PORTFOLIO
Operating Revenues	$66	$50	$214	$195
Operating Expenses(c)	82	87	255	355
Gains on Sales of Other Assets, net	—	—	6	—

Operating Loss	(16)	(37)	(35)	(160)
Other Income and Expenses	(3)	5	(3)	15
Interest Expense	11	14	33	41

Loss Before Income Taxes	(30)	(46)	(71)	(186)
Income Tax Benefit(d)(e)	(26)	(29)	(35)	(116)
Less: Loss Attributable to Noncontrolling Interests	$(1)	$—	$(1)	$—

Segment Loss	$(3)	$(17)	$(35)	$(70)

Depreciation and Amortization	$27	$24	$77	$70

Actual Coal-fired Plant Production, GWh	—	192	—	867
Actual Renewable Plant Production, GWh	1,230	1,054	3,913	4,112

Actual Plant Production, GWh	1,230	1,246	3,913	4,979

Net Proportional MW Capacity in Operation			1,634	1,698

OTHER
Operating Revenues	$17	$25	$78	$79
Operating Expenses(f)(g)	64	84	177	269
Gains on Sales of Other Assets, net	3	1	16	2

Operating Loss	(44)	(58)	(83)	(188)
Other Income and Expenses	(2)	18	8	33
Interest Expense	91	101	285	302

Loss Before Income Taxes	(137)	(141)	(360)	(457)
Income Tax Benefit(h)(i)	(106)	(50)	(249)	(190)
Less: Income Attributable to Noncontrolling Interests	3	1	8	2

Segment Net Expense	$(34)	$(92)	$(119)	$(269)

Depreciation and Amortization	$33	$31	$99	$86

(a)	Includes a pre-tax charge of $85 million for the three and nine months ended September 30, 2015, related to the Edwardsport settlement.
(b)	Includes a tax benefit of $34 million for the three and nine months ended September 30, 2015, related to the Edwardsport settlement.
(c)	Includes a pre-tax impairment charge of $94 million for the nine months ended September 30, 2014, related to OVEC.
(d)	Includes a tax charge of $41 million resulting from the completion of the sale of the nonregulated Midwest generation business for the nine months ended September 30, 2015.
(e)	Includes a tax benefit of $35 million for the nine months ended September 30, 2014, related to OVEC.
(f)	Includes costs to achieve the Progress merger of $24 million for the three months ended September 30, 2015, and $67 million for the nine months ended September 30, 2015.
(g)	Includes costs to achieve the Progress merger of $51 million for the three months ended September 30, 2014, and $165 million for the nine months ended September 30, 2014.
(h)	Includes tax benefit related to costs to achieve the Progress merger of $9 million for the three months ended September 30, 2015, and $25 million for the nine months ended September 30, 2015.
(i)	Includes tax benefit related to costs to achieve the Progress merger of $21 million for the three months ended September 30, 2014, and $65 million for the nine months ended September 30, 2014.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Revenues
Regulated electric	$6,017	$5,861	$16,564	$16,549
Nonregulated electric and other	377	449	1,157	1,403
Regulated natural gas	89	85	416	414

Total operating revenues	6,483	6,395	18,137	18,366

Operating Expenses
Fuel used in electric generation and purchased power - regulated	2,113	2,132	5,775	5,940
Fuel used in electric generation and purchased power - nonregulated	61	148	283	410
Cost of natural gas and other	21	27	158	181
Operation, maintenance and other	1,426	1,409	4,274	4,254
Depreciation and amortization	774	788	2,341	2,305
Property and other taxes	293	275	836	936
Impairment charges	111	1	111	81

Total operating expenses	4,799	4,780	13,778	14,107

Gain on Sales of Other Assets and Other, net	4	4	31	11

Operating Income	1,688	1,619	4,390	4,270

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	17	28	53	97
Other income and expenses, net	57	109	203	293

Total other income and expenses	74	137	256	390

Interest Expense	402	405	1,208	1,212

Income from Continuing Operations before Income Taxes	1,360	1,351	3,438	3,448
Income Tax Expense from Continuing Operations	420	460	1,118	1,081

Income from Continuing Operations	940	891	2,320	2,367
(Loss) Income from Discontinued Operations, net of tax	(5)	378	29	(578)

Net Income	935	1,269	2,349	1,789
Less: Net Income Attributable to Noncontrolling Interests	3	(5)	10	3

Net Income Attributable to Duke Energy Corporation	$932	$1,274	$2,339	$1,786

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.36	$1.25	$3.31	$3.33
Diluted	$1.36	$1.25	$3.31	$3.33
(Loss) income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$(0.01)	$0.55	$0.05	$(0.81)
Diluted	$(0.01)	$0.55	$0.05	$(0.81)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.35	$1.80	$3.36	$2.52
Diluted	$1.35	$1.80	$3.36	$2.52
Weighted-average shares outstanding
Basic	688	707	696	707
Diluted	688	707	696	707

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in million, except per-share amounts)	September 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$1,370	$2,036
Receivables (net of allowance for doubtful accounts of $17 at September 30, 2015 and December 31, 2014)	722	791
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $54 at September 30, 2015 and $51 at December 31, 2014)	2,037	1,973
Inventory	3,537	3,459
Assets held for sale	—	364
Regulatory assets	963	1,115
Other	1,566	1,837

Total current assets	10,195	11,575

Investments and Other Assets
Investments in equity method unconsolidated affiliates	501	358
Nuclear decommissioning trust funds	5,566	5,546
Goodwill	16,312	16,321
Assets held for sale	—	2,642
Other	3,205	3,008

Total investments and other assets	25,584	27,875

Property, Plant and Equipment
Cost	110,795	104,861
Accumulated depreciation and amortization	(37,479)	(34,824)
Generation facilities to be retired, net	460	9

Net property, plant and equipment	73,776	70,046

Regulatory Assets and Deferred Debits
Regulatory assets	11,290	11,042
Other	188	171

Total regulatory assets and deferred debits	11,478	11,213

Total Assets	$121,033	$120,709

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,078	$2,271
Notes payable and commercial paper	2,419	2,514
Taxes accrued	628	569
Interest accrued	483	418
Current maturities of long-term debt	2,536	2,807
Liabilities associated with assets held for sale	—	262
Regulatory liabilities	320	204
Other	2,052	2,188

Total current liabilities	10,516	11,233

Long-term Debt	37,667	37,213

Deferred Credits and Other Liabilities
Deferred income taxes	13,999	13,423
Investment tax credits	416	427
Accrued pension and other post-retirement benefit costs	1,130	1,145
Liabilities associated with assets held for sale	—	35
Asset retirement obligations	9,713	8,466
Regulatory liabilities	6,129	6,193
Other	1,595	1,675

Total deferred credits and other liabilities	32,982	31,364

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 688 million and 707 million shares outstanding at September 30, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	37,953	39,405
Retained earnings	2,656	2,012
Accumulated other comprehensive income	(778)	(543)

Total Duke Energy Corporation stockholder’s equity	39,832	40,875
Noncontrolling interests	36	24

Total equity	39,868	40,899

Total Liabilities and Equity	$121,033	$120,709

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,349	$1,789
Adjustments to reconcile net income to net cash provided by operating activities	3,047	3,378

Net cash provided by operating activities	5,396	5,167

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,291)	(3,734)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(2,771)	(1,003)

Net (decrease) increase in cash and cash equivalents	(666)	430
Cash and cash equivalents at the beginning of period	2,036	1,501

Cash and cash equivalents at end of period	$1,370	$1,931

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2015 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2014 QTD Reported Earnings Per Share, Diluted	$1.30	$0.11	$(0.03)	$(0.13)	$1.80

Costs to Achieve, Progress Merger	—	—	—	0.05	0.05
Asset Sales	—	—	—	(0.01)	(0.01)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.10	0.01	0.11
Discontinued Operations					(0.55)

2014 QTD Adjusted Earnings Per Share, Diluted	$1.30	$0.11	$0.07	$(0.08)	$1.40

Stock Repurchase (a)	0.03	0.01	—	—	0.04

Weather	0.09	—	—	—	0.09

Pricing and Riders (b)	0.07	—	—	—	0.07

Wholesale (c)	0.05	—	—	—	0.05

Operation and Maintenance, net of recoverables (d)	(0.06)	—	—	—	(0.06)

Latin America, including Foreign Exchange Rates (e)	—	(0.01)	—	—	(0.01)

National Methanol Company	—	(0.01)	—	—	(0.01)

Midwest Generation (f)	—	—	(0.08)	—	(0.08)

Interest Expense	(0.01)	—	—	0.01	—

Change in effective tax rates	(0.04)	—	—	0.07	0.03

Other (g)	(0.03)	—	—	(0.02)	(0.05)

2015 QTD Adjusted Earnings Per Share, Diluted	$1.40	$0.10	$(0.01)	$(0.02)	1.47

Edwardsport Settlement	(0.08)	—	—	—	(0.08)
Costs to Achieve, Progress Merger	—	—	—	(0.02)	(0.02)
Ash Basin Settlement	(0.01)	—	—	—	(0.01)
Discontinued Operations					(0.01)

2015 QTD Reported Earnings Per Share, Diluted	$1.31	$0.10	$(0.01)	$(0.04)	$1.35

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Due to the decrease in common shares outstanding as a result of shares repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 707 million shares for the three months ended September 30, 2014, to 688 million shares for the three months ended September 30, 2015.
(b)	Primarily due to prior-year fuel and purchased power cost true-ups that did not recur (+$0.04) and higher energy efficiency and other rider recoveries across jurisdictions (+$0.02).
(c)	Primarily due to higher volumes and capacity rates due to favorable weather and the implementation of new contracts, including the new 30-year contract with NCEMPA.
(d)	Primarily due to an increase in planned spending, increased costs related to the recent NCEMPA asset purchase and higher storm restoration costs.
(e)	Primarily due to weakness in foreign currency exchange rates (-$0.03) and an asset impairment in Ecuador (-$0.02), partially offset by higher results in Brazil (+$0.04) due to lower purchased power costs.
(f)	Due to the sale of the nonregulated Midwest generation business.
(g)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.01) and an impairment of the Crystal River Unit 3 regulatory asset (-$0.02).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2015 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2014 YTD Reported Earnings Per Share, Diluted	$3.32	$0.50	$(0.10)	$(0.38)	$2.52

Asset Sales	—	—	—	(0.01)	(0.01)
Costs to Achieve, Progress Merger	—	—	—	0.15	0.15
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.12	—	0.12
Asset Impairment	—	—	0.08	—	0.08
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01
Discontinued Operations					0.82

2014 YTD Adjusted Earnings Per Share, Diluted	$3.32	$0.50	$0.11	$(0.24)	$3.69

Stock Repurchase (a)	0.06	0.01	—	(0.01)	0.06

Weather	0.11	—	—	—	0.11

Pricing and Riders (b)	0.14	—	—	—	0.14

Volumes	0.03	—	—	—	0.03

Wholesale (c)	0.12	—	—	—	0.12

Operation and Maintenance, net of recoverables (d)	(0.19)	—	—	—	(0.19)

Latin America, including Foreign Exchange Rates (e)	—	(0.25)	—	—	(0.25)

National Methanol Company	—	(0.04)	—	—	(0.04)

Duke Energy Renewables (f)	—	—	(0.01)	—	(0.01)

Midwest Generation (g)	—	—	0.06	—	0.06

Interest Expense	(0.01)	—	—	0.01	—

Change in effective tax rates	(0.08)	—	(0.01)	0.14	0.05

Other (h)	(0.09)	—	(0.01)	(0.01)	(0.11)

2015 YTD Adjusted Earnings Per Share, Diluted	$3.41	$0.22	$0.14	$(0.11)	3.66

Edwardsport Settlement	(0.08)	—	—	—	(0.08)
Costs to Achieve, Progress Merger	—	—	—	(0.05)	(0.05)
Ash Basin Settlement	(0.01)	—	—	—	(0.01)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.14)	—	(0.14)
Discontinued Operations			(0.06)		(0.02)

2015 YTD Reported Earnings Per Share, Diluted	$3.32	$0.22	$(0.06)	$(0.16)	$3.36

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Due to the decrease in common shares outstanding as a result of shares repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 707 million shares for the nine months ended September 30, 2014, to 696 million shares for the nine months ended September 30, 2015.
(b)	Primarily due to prior-year fuel and purchased power cost true-ups that did not recur (+$0.08), and higher energy efficiency and other rider recoveries in most jurisdictions (+$0.05), partially offset by the impact of a regulatory order that limited the ability to carry forward energy efficiency savings for Duke Energy Ohio (-$0.03).
(c)	Primarily due to higher volumes and capacity rates due to favorable weather and the implementation of new contracts, including the new 30-year contract with NCEMPA.
(d)	Primarily due to an increase in planned spending, increased costs related to the recent NCEMPA asset purchase and nuclear outage cost levelization, partially offset by lower storm restoration costs.
(e)	Primarily due to lower results in Brazil (-$0.09) due to lower sales volumes and higher purchased power costs resulting from ongoing drought conditions and decreased demand, a prior year tax benefit related to the reorganization of the company’s operations in Chile (-$0.07), lower results in Central America (-$0.04) due to lower generation and prices from increased competition and unfavorable foreign currency exchange rates (-$0.03).
(f)	Primarily due to lower wind results.
(g)	Primarily due to higher capacity revenues, improved generation margins and the suspension of depreciation as a result of held for sale status prior to the sale of the nonregulated Midwest generation business.
(h)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.04) due to higher depreciable base and an impairment of the Crystal River Unit 3 regulatory asset (-$0.02), partially offset by higher AFUDC-equity (+$0.03).

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	24,176	22,960	5.3%	1.0%	66,195	65,064	1.7%	0.3%
General Service	22,047	21,494	2.6%	—%	59,124	58,366	1.3%	0.4%
Industrial	14,001	13,837	1.2%	(0.4)%	39,370	38,973	1.0%	0.7%
Other Energy Sales	149	152	(2.0%)		450	455	(1.1%)
Unbilled Sales	(1,808)	(1,500)	(20.5%)	n/a	(476)	(920)	48.3%	n/a

Total Retail Sales	58,565	56,943	2.8%	0.3%	164,663	161,938	1.7%	0.4%

Special Sales	10,450	8,657	20.7%		28,551	27,178	5.1%

Total Consolidated Electric Sales - Regulated Utilities	69,015	65,600	5.2%		193,214	189,116	2.2%

Average Number of Customers (Electric)
Residential	6,365,092	6,281,374	1.3%		6,351,973	6,271,001	1.3%
General Service	954,659	944,484	1.1%		951,350	941,839	1.0%
Industrial	18,105	18,260	(0.8%)		18,150	18,315	(0.9%)
Other Energy Sales	23,113	22,810	1.3%		23,024	22,579	2.0%

Total Regular Sales	7,360,969	7,266,928	1.3%		7,344,497	7,253,734	1.3%

Special Sales	64	62	3.2%		63	62	1.6%

Total Average Number of Customers - Regulated Utilities	7,361,033	7,266,990	1.3%		7,344,560	7,253,796	1.3%

Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	3	10	(70.0%)		2,057	2,135	(3.7%)
Cooling Degree Days	1,108	942	17.6%		1,744	1,535	13.6%

Variance from Normal
Heating Degree Days	(57.1%)	25.0%	n/a		11.3%	15.4%	n/a
Cooling Degree Days	4.3%	(11.2%)	n/a		7.7%	(4.7%)	n/a

Midwest - Actual
Heating Degree Days	23	73	(68.5%)		3,523	3,829	(8.0%)
Cooling Degree Days	704	568	23.9%		1,082	918	17.9%

Variance from Normal
Heating Degree Days	(48.9%)	46.0%	n/a		13.7%	22.7%	n/a
Cooling Degree Days	(13.1%)	(29.4%)	n/a		(8.5%)	(20.9%)	n/a

Florida - Actual
Heating Degree Days	—	—	—%		373	418	(10.8%)
Cooling Degree Days	1,487	1,497	(0.7%)		2,977	2,702	10.2%

Variance from Normal
Heating Degree Days	—%	—%	n/a		(6.2%)	0.5%	n/a
Cooling Degree Days	(1.6%)	(0.7%)	n/a		8.8%	(1.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	8,213	7,501	9.5%		22,445	21,937	2.3%
General Service	8,273	7,951	4.0%		22,074	21,685	1.8%
Industrial	6,041	5,849	3.3%		16,730	16,230	3.1%
Other Energy Sales	76	77	(1.3%)		229	226	1.3%
Unbilled Sales	(1,047)	(677)	(54.7%)		(693)	(492)	(40.9%)

Total Regular Electric Sales	21,556	20,701	4.1%	(0.3)%	60,785	59,586	2.0%	0.4%

Special Sales	2,181	2,120	2.9%		6,726	7,764	(13.4%)

Total Consolidated Electric Sales - Duke Energy Carolinas	23,737	22,821	4.0%		67,511	67,350	0.2%

Average Number of Customers
Residential	2,120,091	2,091,669	1.4%		2,113,735	2,085,703	1.3%
General Service	346,039	342,340	1.1%		344,699	341,246	1.0%
Industrial	6,414	6,515	(1.6%)		6,444	6,524	(1.2%)
Other Energy Sales	15,095	14,862	1.6%		15,014	14,617	2.7%

Total Regular Sales	2,487,639	2,455,386	1.3%		2,479,892	2,448,090	1.3%

Special Sales	24	26	(7.7%)		25	25	—%

Total Average Number of Customers - Duke Energy Carolinas	2,487,663	2,455,412	1.3%		2,479,917	2,448,115	1.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	5	12	(58.3%)		2,109	2,235	(5.6%)
Cooling Degree Days	1,085	884	22.7%		1,709	1,441	18.6%

Variance from Normal
Heating Degree Days	(51.6%)	20.0%	n/a		9.4%	16.0%	n/a
Cooling Degree Days	6.2%	(13.3%)	n/a		9.8%	(6.7%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	5,107	4,736	7.8%		14,547	14,275	1.9%
General Service	4,563	4,357	4.7%		12,000	11,767	2.0%
Industrial	2,788	2,819	(1.1%)		7,790	7,816	(0.3%)
Other Energy Sales	26	29	(10.3%)		81	88	(8.0%)
Unbilled Sales	(481)	(291)	(65.3%)		(352)	(318)	(10.7%)

Total Regular Electric Sales	12,003	11,650	3.0%	0.3%	34,066	33,628	1.3%	0.4%

Special Sales	6,280	4,890	28.4%		15,934	13,766	15.7%

Total Consolidated Electric Sales - Duke Energy Progress	18,283	16,540	10.5%		50,000	47,394	5.5%

Average Number of Customers
Residential	1,276,474	1,258,769	1.4%		1,272,450	1,254,632	1.4%
General Service	227,015	223,986	1.4%		225,721	222,980	1.2%
Industrial	4,204	4,266	(1.5%)		4,221	4,278	(1.3%)
Other Energy Sales	1,683	1,705	(1.3%)		1,687	1,729	(2.4%)

Total Regular Sales	1,509,376	1,488,726	1.4%		1,504,079	1,483,619	1.4%

Special Sales	15	15	—%		15	15	—%

Total Average Number of Customers - Duke Energy Progress	1,509,391	1,488,741	1.4%		1,504,094	1,483,634	1.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1	7	(85.7%)		2,004	2,034	(1.5%)
Cooling Degree Days	1,131	1,000	13.1%		1,779	1,629	9.2%

Variance from Normal
Heating Degree Days	(78.3%)	16.7%	n/a		13.3%	14.7%	n/a
Cooling Degree Days	2.7%	(9.3%)	n/a		5.8%	(2.9%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	6,152	6,207	(0.9%)		15,200	14,654	3.7%
General Service	4,309	4,320	(0.3%)		11,401	11,270	1.2%
Industrial	861	840	2.5%		2,442	2,444	(0.1%)
Other Energy Sales	6	6	—%		18	18	—%
Unbilled Sales	(226)	(270)	16.3%		567	461	23.0%

Total Regular Electric Sales	11,102	11,103	—%	1.4%	29,628	28,847	2.7%	1.1%

Special Sales	411	447	(8.1%)		1,160	1,204	(3.7%)

Total Electric Sales - Duke Energy Florida	11,513	11,550	(0.3%)		30,788	30,051	2.5%

Average Number of Customers
Residential	1,526,065	1,502,074	1.6%		1,521,345	1,497,535	1.6%
General Service	193,645	191,274	1.2%		193,161	190,897	1.2%
Industrial	2,249	2,259	(0.4%)		2,250	2,280	(1.3%)
Other Energy Sales	1,534	1,547	(0.8%)		1,537	1,553	(1.0%)

Total Regular Sales	1,723,493	1,697,154	1.6%		1,718,293	1,692,265	1.5%

Special Sales	14	14	—%		14	15	(6.7%)

Total Average Number of Customers - Duke Energy Florida	1,723,507	1,697,168	1.6%		1,718,307	1,692,280	1.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		373	418	(10.8%)
Cooling Degree Days	1,487	1,497	(0.7%)		2,977	2,702	10.2%

Variance from Normal
Heating Degree Days	—%	—%	n/a		(6.2%)	0.5%	n/a
Cooling Degree Days	(1.6%)	(0.7%)	n/a		8.8%	(1.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,399	2,332	2.9%		6,891	6,924	(0.5%)
General Service	2,603	2,602	—%		7,281	7,273	0.1%
Industrial	1,580	1,571	0.6%		4,507	4,501	0.1%
Other Energy Sales	28	28	—%		82	84	(2.4%)
Unbilled Sales	(57)	(160)	64.4%		(8)	(242)	96.7%

Total Regular Electric Sales	6,553	6,373	2.8%	(0.5%)	18,753	18,540	1.1%	—%

Special Sales	145	92	57.6%		945	228	314.5%

Total Electric Sales - Duke Energy Ohio	6,698	6,465	3.6%		19,698	18,768	5.0%

Average Number of Customers
Residential	744,927	739,300	0.8%		746,183	741,316	0.7%
General Service	87,234	86,456	0.9%		87,203	86,402	0.9%
Industrial	2,525	2,526	—%		2,531	2,522	0.4%
Other Energy Sales	3,223	3,184	1.2%		3,215	3,175	1.3%

Total Regular Sales	837,909	831,466	0.8%		839,132	833,415	0.7%

Special Sales	1	1	—%		1	1	—%

Total Average Number of Customers - Duke Energy Ohio	837,910	831,467	0.8%		839,133	833,416	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	21	58	(63.8%)		3,331	3,528	(5.6%)
Cooling Degree Days	703	629	11.8%		1,094	1,011	8.2%

Variance from Normal
Heating Degree Days	(50.0%)	26.1%	n/a		11.3%	16.9%	n/a
Cooling Degree Days	(13.6%)	(22.3%)	n/a		(7.5%)	(12.8%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
MCF Sales (1)
Residential	1,755,562	1,819,907	(3.5%)		28,986,782	31,354,403	(7.6%)
General Service	1,838,773	1,711,398	7.4%		18,463,853	19,335,821	(4.5%)
Industrial	1,192,994	1,104,399	8.0%		5,604,282	5,425,634	3.3%
Other Energy Sales	4,439,138	4,197,435	5.8%		15,194,003	15,616,728	(2.7%)
Unbilled Sales	24,000	(125,000)	119.2%		(3,221,000)	(5,027,000)	35.9%

Total Gas Sales - Duke Energy Ohio	9,250,467	8,708,139	6.2%	6.9%	65,027,920	66,705,586	(2.5%)	(0.4%)

Average Number of Customers
Residential	471,005	468,840	0.5%		474,704	472,600	0.4%
General Service	41,294	41,505	(0.5%)		43,212	43,379	(0.4%)
Industrial	1,544	1,558	(0.9%)		1,618	1,627	(0.6%)
Other Energy Sales	142	149	(4.7%)		143	154	(7.1%)

Total Average Number of Gas Customers - Duke Energy Ohio	513,985	512,052	0.4%		519,677	517,760	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	21	58	(63.8%)		3,331	3,528	(5.6%)
Cooling Degree Days	703	629	11.8%		1,094	1,011	8.2%

Variance from Normal
Heating Degree Days	(50.0%)	26.1%	n/a		11.3%	16.9%	n/a
Cooling Degree Days	(13.6%)	(22.3%)	n/a		(7.5%)	(12.8%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2015

	Three Months Ended September 30				Nine Months Ended September 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,305	2,184	5.5%		7,112	7,274	(2.2%)
General Service	2,299	2,264	1.5%		6,368	6,371	—%
Industrial	2,731	2,758	(1.0%)		7,901	7,982	(1.0%)
Other Energy Sales	13	12	8.3%		40	39	2.6%
Unbilled Sales	3	(102)	102.9%		10	(329)	103.0%

Total Regular Electric Sales	7,351	7,116	3.3%	1.2%	21,431	21,337	0.4%	(0.2%)
Special Sales	1,433	1,108	29.3%		3,786	4,216	(10.2%)

Total Electric Sales - Duke Energy Indiana	8,784	8,224	6.8%		25,217	25,553	(1.3%)

Average Number of Customers
Residential	697,535	689,562	1.2%		698,260	691,815	0.9%
General Service	100,726	100,428	0.3%		100,566	100,314	0.3%
Industrial	2,713	2,694	0.7%		2,704	2,711	(0.3%)
Other Energy Sales	1,578	1,512	4.4%		1,571	1,505	4.4%

Total Regular Sales	802,552	794,196	1.1%		803,101	796,345	0.8%
Special Sales	10	6	66.7%		8	6	33.3%

Total Average Number of Customers - Duke Energy Indiana	802,562	794,202	1.1%		803,109	796,351	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	26	88	(70.5%)		3,715	4,130	(10.0%)
Cooling Degree Days	706	507	39.3%		1,070	825	29.7%

Variance from Normal
Heating Degree Days	(45.7%)	66.0%	n/a		15.9%	28.1%	n/a
Cooling Degree Days	(12.6%)	36.6%	n/a		(9.5%)	(28.9%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Settlement		Ash Basin Settlement		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$965	$—		$(56	)B	$(4	)C	$—		$—		$(60)	$905
International Energy	69	—		—		—		—		—		—	69
Commercial Portfolio	(4)	—		—		—		1	D	—		1	(3)

Total Reportable Segment Income	1,030	—		(56)		(4)		1		—		(59)	971
Other	(19)	(15	)A	—		—		—		—		(15)	(34)

Total Reportable Segment Income and Other Net Expense	1,011	(15)		(56)		(4)		1		—		(74)	937
Discontinued Operations	—	—		—		—		—		(5	)E	(5)	(5)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,011	$(15)		$(56)		$(4)		$1		$(5)		$(79)	$932

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.47	$(0.02)		$(0.08)		$(0.01)		$—		$(0.01)		$(0.12)	$1.35

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.47	$(0.02)		$(0.08)		$(0.01)		$—		$(0.01)		$(0.12)	$1.35

A -	Net of $9 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Net of $34 million tax benefit. $85 million recorded within Impairment charges and $5 million recorded within Other income and expenses, net on the Condensed Consolidated Statements of Operations.
C -	Net of $3 million tax benefit. Recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
D -	Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.
E -	Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	688
Diluted	688

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Settlement		Midwest Generation Operations		Ash Basin Settlement		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,371	$—		$(56	)B	$—		$(4	)D	$—		$—		$(60)	$2,311
International Energy	157	—		—		—		—		—		—		—	157
Commercial Portfolio	99	—		—		(94	)C	—		1	E	(41	)F	(134)	(35)

Total Reportable Segment Income	2,627	—		(56)		(94)		(4)		1		(41)		(194)	2,433
Other	(77)	(42	)A	—		—		—		—		—		(42)	(119)
Intercompany Eliminations	—	—		—		—				—		(4	)G	(4)	(4)

Total Reportable Segment Income and Other Net Expense	2,550	(42)		(56)		(94)		(4)		1		(45)		(240)	2,310
Discontinued Operations	—	—		—		94	C	—		—		(65	)H	29	29

Net Income Attributable to Duke Energy Corporation	$2,550	$(42)		$(56)		$—		$(4)		$1		$(110)		$(211)	$2,339

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.66	$(0.05)		$(0.08)		$—		$(0.01)		$—		$(0.16)		$(0.30)	$3.36

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.66	$(0.05)		$(0.08)		$—		$(0.01)		$—		$(0.16)		$(0.30)	$3.36

A -	Net of $25 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Net of $34 million tax benefit. $85 million recorded within Impairment charges and $5 million recorded within Other income and expenses, net on the Condensed Consolidated Statements of Operations.
C -	Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges (net of $53 million tax benefit).
D -	Net of $3 million tax benefit. Recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
E -	Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.
F -	State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
H -	Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions

Basic	696
Diluted	696

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Asset Sales		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$920	$—		$—		$—		$—		$—	$920
International Energy	80	—		—		—		—		—	80
Commercial Portfolio	51	—		(68	)B			—		(68)	(17)

Total Reportable Segment Income	1,051	—		(68)		—		—		(68)	983
Other	(58)	(35	)A	(8	)B	9	D	—		(34)	(92)
Intercompany Eliminations	—	—		—		—		(3	)E	(3)	(3)

Total Reportable Segment Income and Other Net Expense	993	(35)		(76)		9		(3)		(105)	888
Discontinued Operations	—	—		76	B	—		310	C	386	386

Net Income Attributable to Duke Energy Corporation	$993	$(35)		$—		$9		$307		$281	$1,274

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.40	$(0.05)		$—		$0.01		$0.44		$0.40	$1.80

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.40	$(0.05)		$—		$0.01		$0.44		$0.40	$1.80

A -	Net of $21 million tax benefit. $4 million recorded as a decrease in Operating Revenues, $51 million recorded in Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $32 million tax benefit) and Other segment (net of $10 million tax expense).
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the adjustment to the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
D -	Net of $5 million tax expense. Recorded in Other Income and Expenses on the Condensed Consolidated Statements of Operations.
E -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Asset Impairment		Midwest Generation Operations		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,346	$—		$—		$—		$—		$—		$—		$—	$2,346
International Energy	356	—		—		—		—		—		—		—	356
Commercial Portfolio	77	—		(59	)F	(82	)C	—		(6	)B	—		(147)	(70)

Total Reportable Segment Income	2,779	—		(59)		(82)		—		(6)		—		(147)	2,632
Other	(171)	(107	)A	—		—		9	E	—		—		(98)	(269)
Intercompany Eliminations	—	—		—		—		—		—		(7	)G	(7)	(7)

Total Reportable Segment Income and Other Net Expense	2,608	(107)		(59)		(82)		9		(6)		(7)		(252)	2,356
Discontinued Operations	—	—		—		82	C	—		—		(652	)D	(570)	(570)

Net Income Attributable to Duke Energy Corporation	$2,608	$(107)		$(59)		$—		$9		$(6)		$(659)		$(822)	$1,786

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.69	$(0.15)		$(0.08)		$—		$0.01		$(0.01)		$(0.94)		$(1.17)	$2.52

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.69	$(0.15)		$(0.08)		$—		$0.01		$(0.01)		$(0.94)		$(1.17)	$2.52

A -	Net of $65 million tax benefit. $5 million recorded as a decrease in Operating Revenues, $165 million recorded within Operating Expenses and $2 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $3 million tax benefit. Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $51 million tax benefit).
D -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
E -	Net of $5 million tax expense. Recorded in Other Income and Expenses on the Condensed Consolidated Statements of Operations.
F -	Net of $35 million tax benefit. Recorded in impairment charges on the Condensed Consolidated Statements of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Nine Months Ended September 30, 2015

(Dollars in Millions)

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,480			$3,752
Midwest Generation Operations	—			(147)
Edwardsport Settlement	(90)			(90)
Costs to Achieve, Progress Energy Merger	(24)			(67)
Ash Basin Settlement	(7)			(7)
Economic Hedges (Mark-to-Market)	1			1
Intercompany Eliminations	—			(4)

Reported Income From Continuing Operations Before Income Taxes	$1,360			$3,438

Adjusted Tax Expense*	$466	31	%**	$1,192	32	%**
Tax Adjustment Related to Midwest Generation Sale	—			41
Midwest Generation Operations	—			(53)
Edwardsport Settlement	(34)			(34)
Costs to Achieve, Progress Energy Merger	(9)			(25)
Ash Basin Settlement	(3)			(3)
Intercompany Eliminations	—			—

Reported Income Tax Expense From Continuing Operations	$420	31%		$1,118	33%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Nine Months Ended September 30, 2014

(Dollars in Millions)

	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,491			$3,842
Costs to Achieve, Progress Energy Merger	(56)			(172)
Midwest Generation Operations	(98)			(133)
Asset Impairment	—			(94)
Economic Hedges (Mark-to-Market)	—			(9)
Asset Sales	14			14

Reported Income From Continuing Operations Before Income Taxes	$1,351			$3,448

Adjusted Tax Expense*	$498	34	%**	$1,230	32	%**
Costs to Achieve, Progress Energy Merger	(21)			(65)
Midwest Generation Operations	(22)			(51)
Asset Impairment	—			(35)
Economic Hedges (Mark-to-Market)	—			(3)
Asset Sales	5			5

Reported Income Tax Expense From Continuing Operations	$460	34%		$1,081	31%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.